UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2019

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. o

Item 5.02      Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2019, Amit Zukerman, Executive Vice President of The Brink’s Company (the “Company”), resigned his position as Executive Vice President, effective June 28, 2019.  To ensure a smooth near-term transition of his current responsibilities and to support the continued long-term execution of the Company’s strategy, Mr. Zukerman will remain an employee consultant of the Company through March of 2021 pursuant to the terms of a Consulting Agreement (the “Agreement”) executed by Mr. Zukerman and the Company.

Effective July 1, 2019, Michael Beech will have responsibility for the Company’s South America reporting segment. Dominik Bossart, who previously reported to Mr. Zukerman and had responsibility for South America, excluding Brazil, will assume responsibility for the Rest of World reporting segment, with the exception of the Company’s France business (which will report to Ron Domanico), and for the Brink’s Global Services business.

Pursuant to the terms of the Agreement, Mr. Zukerman is eligible to receive, among other things, one year’s base salary, a 2019 annual incentive award for the period through June 30, 2019 and continued vesting of certain outstanding equity. In exchange for such compensation, and in addition to other customary terms of separation, Mr. Zukerman will agree not to engage in certain competitive activities during the period ending on March 31, 2022. Mr. Zukerman will not receive any payments under the Company’s Severance Pay Plan.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 2, 2019, the Company held its Annual Meeting of Shareholders.  At this meeting, the Company’s shareholders (i) elected each of the persons listed below as a director for a term expiring in 2020, (ii) approved an advisory resolution on named executive officer compensation; and (iii) approved Deloitte and Touche LLP as the Company’s independent registered accounting firm for 2019.

The Company’s shareholders voted as follows:

Proposal 1 – Election of Directors for terms expiring in 2020

	For	Against	Abstain	Broker Non-Votes

Paul G. Boynton	45,581,076	80,745	36,493	1,371,050

Ian D. Clough	45,580,945	78,948	38,421	1,371,050

Susan E. Docherty	45,506,115	156,110	36,089	1,371,050

Reginald D. Hedgebeth	45,415,784	246,377	36,153	1,371,050

Dan R. Henry	45,511,377	149,192	37,745	1,371,050

Michael J. Herling	45,363,813	297,840	36,661	1,371,050

Douglas A. Pertz	45,579,598	82,619	36,097	1,371,050

George I. Stoeckert	45,346,694	314,453	37,167	1,371,050

Shareholders elected the nominees with at least 99% of the votes cast in favor of each of the nominees.

Proposal 2 – Approval of an advisory resolution on named executive officer compensation

For	Against	Abstain	Broker Non-Votes
45,333,466	333,755	31,093	1,371,050

Shareholders approved the advisory resolution on named executive officer compensation with approximately 99% of the votes cast in favor.

Proposal 3 – Approval of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2019

For	Against	Abstain	Broker Non-Votes
46,989,032	44,070	36,262	0

Shareholders approved Deloitte and Touche LLP as the Company’s independent registered public accounting firm with approximately 99% of the votes cast in favor.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Consulting Agreement dated May 8, 2019, by and between The Brink’s Company and Amit Zukerman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)
/s/ Dana O'Brien
Date: May 8, 2019	By:	Dana O’Brien Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Consulting Agreement dated May 8, 2019, by and between The Brink’s Company and Amit Zukerman